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                                                                    Exhibit 23.3

                       Consent of Independent Accountants

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (file #333-45198) and related prospectus of Arch Coal, Inc. of our report dated March 20, 1998 relating to the financial statements of Canyon Fuel Company, LLC, which appears in Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts."

/s/ PricewaterhouseCoopers LLP

November 17, 2000